Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-270507) pertaining to the Atlas Energy Solutions Inc. Long Term Incentive Plan of our report dated April 22, 2024, with respect to the combined carve-out financial statements of Hi-Crush Inc. which appears in this Current Report on Form 8-K/A.

Our report on the combined carve-out financial statements includes an emphasis of matter paragraph related to the “carve-out” basis of accounting.

/s/ Whitley Penn LLP

Houston, Texas

May 8, 2024